UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2020

REDWOOD GREEN CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-181259	82-5051728
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

866 Navajo St., Denver, CO	80204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-416-7208

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each Exchange on which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of April 13, 2020, Patricia I. Kovacevic (age 49) joined the Company as General Counsel. Ms. Kovacevic is an experienced legal and compliance department leader. Her career comprises leading senior legal and regulatory positions with FDA-regulated multinationals, including Philip Morris International and Lorillard, as well as partner roles with large law firms.

From 2019 until joining the Company Ms. Kovacevic was founder and principal of RegulationStrategy, and from 2015 to 2019 she was General Counsel and Chief Compliance Officer of Nicopure Labs. From 2011 to 2015 she was Associate General Counsel, Director of Regulatory Affairs and VP of Compliance with Lorillard.

In addition, Ms. Kovacevic served on the board of trade associations and conference advisory boards. She has authored several articles on nicotine regulation, co-authored an academic treatise titled “The Regulation of E-cigarettes” and is often invited as a keynote speaker or panelist before global conferences and government agencies’ public hearings. Ms. Kovacevic is an attorney admitted to practice in New York, before the U.S. Tax Court, before the U.S. Court of International Trade and before the Supreme Court of the United States. She holds a Juris Doctor degree from Columbia Law School in New York and completed the Harvard Business School “Corporate Leader” executive education program. Ms. Kovacevic speaks several languages, including French, Italian, Spanish, Romanian and Croatian.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Redwood Green Corp.

/s/ Michael Saxon
Michael Saxon
CEO

Date: April 15, 2020